Exhibit 99.1

P.O. Box 25099 Richmond, VA 23260 • phone: (804) 359-9311 • fax (804) 254-3594

PRESS RELEASE

CONTACT	RELEASE
Karen M. L. Whelan	Immediately
Phone: (804) 359-9311
Fax: (804) 254-3594
Email: investor@universalleaf.com

Universal Corporation Announces Quarterly Dividend and Sets

Annual Meeting Date

Richmond, VA • May 6, 2004 / PRNEWSWIRE

Allen B. King, Chairman, President, and Chief Executive Officer of Universal Corporation (NYSE:UVV), announced today that the Company’s Board of Directors has declared a quarterly dividend of thirty-nine cents ($.39) per share on the common shares of the Company, payable August 9, 2004, to common shareholders of record at the close of business on July 12, 2004.

The Board of Directors fixed the voting record date as June 22, 2004, for the annual meeting of shareholders to be held on August 5, 2004.

Universal Corporation is a diversified company with operations in tobacco, lumber, and agri-products. Universal Corporation’s gross revenues for the fiscal year that ended on June 30, 2003, were approximately $2.6 billion. For more information on Universal Corporation, visit its web site at www.universalcorp.com.

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